Exhibit 10.4

FIRST AMENDMENT TO LOCK-UP AND VOTING AGREEMENT

This First Amendment to Lock-Up and Voting Agreement (this “Amendment”), effective as of February ____, 2021, is by and between Wireless Telecom Group, Inc., a New Jersey corporation (the “Company”), and [NAME OF STOCKHOLDER] (“Stockholder”). The Company and Stockholder are collectively referred to herein as the “Parties”.

RECITALS

WHEREAS, pursuant to that certain Share Purchase Agreement, dated November 13, 2019, by and among the Company, Joe Koebel, individually, Jason Breitbarth, individually, Leyla Bly, individually, and Jason Breitbarth, in his capacity as the designated representative of the sellers named therein (as amended, the “Purchase Agreement”), the Company purchased all of the Acquired Shares from the Sellers in exchange for the Purchase Price on February 7, 2020;

WHEREAS, all capitalized terms used and not defined herein shall have the meanings given such terms in the Lock-Up and Voting Agreement, dated February 7, 2020, by and between the Parties (collectively, the “Lock-Up Agreement”);

WHEREAS, pursuant to Section 16 of the Lock-Up Agreement, the Lock-Up Agreement may be amended by written agreement of the Company and Stockholder; and

WHEREAS, the Company and Stockholder wish to amend the Lock-Up Agreement on the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted by the Parties, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Amendment of Lock-Up Agreement.

a. Section 11(b) of the Lock-Up Agreement is hereby deleted in its entirety and replaced in lieu thereof with the following:

“(b) To the extent any shares of Common Stock are issued in payment of any Earnout Consideration (as defined in the Share Purchase Agreement) in accordance with the terms of the Share Purchase Agreement, such shares shall be considered “Shares” as defined herein, subject to all applicable transfer restrictions, voting and other provisions as set forth herein, except as otherwise provided in this Section 11(b), with the “Effective Date” as defined herein with respect to such shares being the date such shares were issued. If, as of December 31, 2021: (A) the portion of the Earnout Consideration that has been paid in cash through such date represents less than 30% of the aggregate Earnout Consideration paid, the portion of Common Stock issued as Earnout Consideration constituting the difference between the cash percentage paid and 30% of the aggregate Earnout Consideration paid as of such date will be released from the Lock-Up as of December 31, 2021; or (B) $1,500,000 in Earnout Consideration (such amount, the “Lock-Up Threshold”) has been paid, the portion of Common Stock issued as Earnout Consideration constituting the difference between the cash percentage paid, if less than 30% of the Lock-Up Threshold, and 30% of such Earnout Consideration will be released from the Lock-Up as of such payment date. In the event that the Lock-Up Threshold is not reached as of December 31, 2021, at such time as the Lock-Up Threshold is reached, if any, the portion of Common Stock issued as Earnout Consideration constituting the difference between (X) the cash percentage paid as of such date (if less than 30% of the Lock-Up Threshold), and (Y) 30% of such Earnout Consideration, minus (Z) the percentage representing the Common Stock previously released as of December 31, 2021, will be released from the Lock-Up as of such payment date. Any Common Stock issued as Earnout Consideration and not otherwise released from the Lock-Up as set forth in this Section 2.5(a)(x) shall remain subject to the Lock-Up for the duration of the Lock-Up Period.”

2. Miscellaneous.

a. Conflicting Provisions. This Amendment, together with the Lock-Up Agreement, constitutes the complete agreement between the Parties with respect to the subject matter hereof and thereof; provided that this Amendment supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, which relate to the subject matter hereof between the Parties. Except as expressly contemplated herein, the Lock-Up Agreement shall otherwise remain in full force and effect in accordance with its terms. In the event of conflict between this Amendment and the Lock-Up Agreement, this Amendment shall control.

b. Binding Effect. Upon each Party’s acceptance hereof by signing in the space provided below, this Amendment shall constitute a binding agreement between the Parties, and shall inure to the benefit of the Parties’ respective successors and assigns. The Parties hereby acknowledge the receipt and sufficiency of good and valuable consideration for their obligations hereunder.

c. Other Provisions. Sections 13 and 15 of the Lock-Up Agreement are hereby incorporated by reference into this Amendment and shall apply to this Amendment and be binding upon the Parties, mutatis mutandis, as though included in their entirety herein.

(Signature Page Follows)

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

COMPANY:

Wireless Telecom Group, Inc.

By:
Name:	Timothy Whelan
Title:	Chief Executive Officer

STOCKHOLDER:

[NAME OF STOCKHOLDER]

[Signature Page to First Amendment to Lock-Up and Voting Agreement]

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